Transforming how the world connects Business Update – First Quarter 2024 May 15, 2024 NASDAQ: ASTS

ast-science.com Forward Looking Statements The information in this presentation and the oral statements made in connection therewith includes “forward-looking statements” for the purposes of federal securities laws that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact in this presentation and the oral statements made in connection therewith regarding AST SpaceMobile, Inc.’s, collectively with its subsidiaries (“SpaceMobile” or the “Company”), financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors contained in AST SpaceMobile’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of Total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Building the first and only space-based cellular broadband network

Key highlights

- On target for July or August delivery of 5 Block 1 satellites to Cape Canaveral
- Signed milestone, 6-year definitive commercial agreement with AT&T for SpaceMobile Service
- First 5 satellites allow U.S. nationwide non-continuous service with 5,600+ cells in premium low-band spectrum
- Activities and discussions with government regulatory bodies, including FCC, are advancing as expected
- Continue to advance discussions with additional strategic partners, following the blueprint of commercial payments alongside commercial agreements



Two ControlSats under Thermal Vacuum Chamber (TVAC) testing


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Trailer to transport satellites from Midland to Cape Canaveral


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Making satellite connection...

Milestone 6-year commercial agreement

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Key highlights 100% Geographical Nationwide Coverage 5,600+ Cells of Premium Low-Band Spectrum

Operating and capital metrics Adj. Operating Expenses 1 Liquidity 3 $mm $mm Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense less non-cash operating expense such as depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended March 31, 2024 and December 31, 2023 was $19.9 million and $19.6 million, respectively. Stock-based compensation for the three months ended March 31, 2024 and December 31, 2023 consisted of $1.6 million and $1.5 million of engineering services expense and $3.3 million and $1.2 million of general and administrative costs, respectively. Gross property and equipment as of March 31, 2024, December 31, 2023, and September 30, 2023 was $326.3 million, $299.7 million, and $265.8 million, respectively. Accumulated depreciation as of March 31, 2024, December 31, 2023, and September 30, 2023 was $81.1 million, $61.2 million, and $41.6 million, respectively. Cash Position as of March 31, 2024 and December 31, 2023, respectively, includes $2.5 million of restricted cash. Capital Expenditures 2 $mm $212.4 Additional liquidity of $51.5 million in gross proceeds available to draw under the Senior Secured Credit Facility, subject to certain conditions and approvals $51.5 $88.1

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Appendix

Reconciliation to non-GAAP measures – adj. operating expenses Adj. operating expenses – 3 months ended ($ in thousands)  Mar 31, ’24 Dec 31, ’23 Mar 31, ’23 Engineering services 19,511 19,992 16,483 General and administrative costs 12,287 10,528 9,857 Research and development costs 4,257 10,766 16,381 Depreciation and amortization 19,945 19,592 1,733 Total operating expenses 56,000 60,878 44,454 Less: Depreciation and amortization (19,945) (19,592) (1,733) Less: Stock-based compensation expense 1 (4,933) (2,694) (2,474) Total adj. operating expenses 31,122 38,592 40,247 Stock-based compensation for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023 consisted of $1.6 million, $1.5 million, and $1.4 million of engineering services expense and $3.3 million, $1.2 million, and $1.1 million of general and administrative costs, respectively.